FOR IMMEDIATE RELEASE	Exhibit 99.1

Media Contact:

Tim Lustig

QLogic Corporation

949.389.6196

tim.lustig@qlogic.com

Investor Contact:

Jean Hu

QLogic Corporation

949.389.7579

jean.hu@qlogic.com

QLOGIC ANNOUNCES APPROVAL OF A STOCK REPURCHASE

PROGRAM FOR AN ADDITIONAL $200 MILLION

ALISO VIEJO, Calif., Nov. 15, 2011—QLogic Corp. (Nasdaq:QLGC), a leading supplier of high performance network infrastructure solutions, today announced that its board of directors has authorized a program to repurchase up to an additional $200 million of the company’s outstanding common stock over a period of up to two years from the conclusion of the current stock repurchase program.

Follow QLogic @ twitter.com/qlogic

About QLogic

QLogic (Nasdaq:QLGC) is a global leader and technology innovator in high performance networking, including adapters, switches and ASICs. Leading OEMs and channel partners worldwide rely on QLogic products for their data, storage and server networking solutions. For more information, visit www.qlogic.com.

1